EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-256616, 333-173166, 333-195380, 333-217771 and 333-231262 on Form S-8 and in Registration Statement Number 333-239981 on Form S-3 of 22nd Century Group, Inc. of our report, dated March 1, 2022, relating to our audits of the consolidated financial statements and effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of 22nd Century Group, Inc.

/s/ Freed Maxick CPAs, P.C.

Buffalo, NY
March 1, 2022